Exhibit 5.1

                                LATHAM & WATKINS

                        12626 HIGH BLUFF DRIVE, SUITE 300

                           SAN DIEGO, CALIFORNIA 92130

                                 (858) 523-5400

July 16, 2001

Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121

Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

     In connection with the registration by Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), and aggregate of of 850,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company to be issued pursuant to the Neurocrine Biosciences, Inc. 1992 Incentive Stock Plan, as amended, and the Neurocrine Biosciences, Inc. 1996 Employee Stock Purchase Plan, as amended (collectively the "Plans"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 16, 2001 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ LATHAM & WATKINS